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EXHIBIT 12.1

SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIX MONTHS ENDED
JUNE 30, 2000
(DOLLARS IN THOUSANDS)

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
Net Income..................................................  $31,031
Interest:
  Expense incurred..........................................   18,455
  Amortization of deferred financing costs..................      475
  Rental fixed charges......................................      116
                                                              -------
          Total Earnings....................................  $50,077
                                                              =======
Fixed charges:
  Interest expense..........................................  $18,455
  Interest capitalized......................................    4,643
  Dividends to preferred unitholders in Operating
     Partnership............................................    6,210
  Rental fixed charges......................................      116
  Amortization of deferred financing costs..................      475
                                                              -------
          Total fixed charges...............................  $29,899
                                                              =======
Ratio of earnings to fixed charges..........................     1.67
                                                              =======
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